UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2014

ONE LIBERTY PROPERTIES, INC.

(Exact name of Registrant as specified in charter)

Maryland	001-09279	13-3147497
(State or other jurisdiction of incorporation)	(Commission file No.)	(IRS Employer I.D. No.)

60 Cutter Mill Road, Suite 303, Great Neck, New York 11021

(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: 516-466-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers: Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 11, 2014, our board of directors (i) amended our by-laws to increase the maximum number of directors authorized to serve on the board from 11 to 12, (ii) increased the number of directors authorized to serve on the Board from 11 to 12, and (iii) elected Leor Siri to fill the newly created directorship until the 2015 annual meeting of stockholders.

Mr. Siri, age 42, an independent director, has served since April 2014 as chief financial officer and a member of the management committee of Silverstein Properties, Inc., as chief financial officer of Ian Schrager Company from 2013 to 2014, as chief financial officer and member of the executive investment committee of Seavest Inc., from 2011 to 2013, as chief accounting officer, treasurer and director of Elad Group, Ltd. from 2006 to 2011 and for approximately ten years prior thereto, in various capacities (including senior manager) at Ernst & Young, LLP. Mr. Siri, a certified public accountant, was also appointed to serve as a member of our audit committee.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information called for by this item is incorporated by reference to the information provided in Item 5.02, to the extent such information is responsive to this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title of Exhibit

3.1	Amendment to Article III, Section 1 of our By-Laws.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONE LIBERTY PROPERTIES, INC.

Date: September 12, 2014	By:	/s/ David W. Kalish
David W. Kalish,
Senior Vice President and Chief
Financial Officer